                                                                     EXHIBIT 21a

PUBLIC SERVICE ELECTRIC AND GAS COMPANY

SIGNIFICANT SUBSIDIARIES

                                                                     State of
Name                                                  Ownership %  Incorporation
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PSE&G Transition Funding LLC.......................       100      Delaware

      The remaining subsidiaries of Public Service Electric and Gas Company are not significant subsidiaries as defined in Regulation S-X.